        As filed with the Securities and Exchange Commission on October 12, 1999
                                                      Registration No. 333 -
                                                                     -----------
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                          --------------------------
                           SEAGATE TECHNOLOGY, INC.
            (Exact name of Registrant as specified in its charter)


Delaware                                                      3573                                 94-2612933
(State or other jurisdiction of                  (Primary Standard Industrial                  (I.R.S. Employer
incorporation or organization)                    Classification Code Number)                Identification Number)
                                                  --------------------------
                                                          920 Disc Drive
                                                  Scotts Valley, California 95067
                                                          (831) 438-6550
                            (Address and telephone number of Registrant's principal executive offices)
                                                  --------------------------
                                                          Charles C. Pope
                                                   Executive Vice President and
                                                      Chief Financial Officer
                                                     Seagate Technology, Inc.
                                                          920 Disc Drive
                                                  Scotts Valley, California 95067
                                                          (831) 438-6550
                               (Name, address and telephone number of agent for service of process)
                                                  --------------------------
                                                             Copies to:
Thomas F. Mulvaney, Esq.                                Susan J. Wolfe, Esq.                   Larry W. Sonsini, Esq.
Senior Vice President, General Counsel          Vice President of Legal Affairs and            John T. Sheridan, Esq.
 and Corporate Secretary                                Corporate Secretary                      Julia Reigel, Esq.
Seagate Technology, Inc.                               Seagate Software, Inc.             Wilson Sonsini Goodrich & Rosati
920 Disc Drive                                             915 Disc Drive                     Professional Corporation
Scotts Valley, California 95067                   Scotts Valley, California 95066                650 Page Mill Road
(831) 438-6550                                              (831) 438-6550                       Palo Alto, CA 94304
                                                  --------------------------                         (650) 493-9300

  Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective time of the merger of a wholly-owned subsidiary of the Registrant with and into Seagate Software, Inc.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 333-86543
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                            --------------------------
                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                      Amount     Proposed Maximum    Proposed Maximum
         Title of Each Class of                       to be       Offering Price        Aggregate       Amount of
       Securities to be Registered                  Registered     Per Share (1)      Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock   $0.01 par value                       3,461,934             $30.94        $107,103,583         $29,774.80
========================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low sales price as reported on the New York Stock Exchange on October 7, 1999.
                          --------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

     Incorporated by reference herein is, in its entirety, the Registration Statement on Form S-4 (File No. 333- 86543) of Seagate Technology, Inc. (the "Registrant"), which was declared effective by the Securities and Exchange Commission on September 17, 1999. Such registration statement related to the issuance of 12,000,000 shares of the Registrant's Common Stock, $0.01 par value per share, in connection with the Agreement and Plan of Reorganization dated September 2, 1999 (the "Agreement") between the Registrant, Seagate Daylight Merger Corp., a wholly-owned subsidiary of the Registrant ("Daylight"), and Seagate Software, Inc., a majority owned subsidiary of the Registrant ("Seagate Software").

     On September 21, 1999, Seagate Software distributed the Joint Proxy Statement/Prospectus that formed a part of the Registrant's Reg. No. 333-86543 to its stockholders of record as of September 4, 1999. Seagate Software filed such materials with the Securities and Exchange Commission on September 20, 1999.

     The purpose of this registration statement is to register 3,461,934 additional shares of the Registrant's common stock, $0.01 par value per share, for the purpose of issuing such shares in addition to the shares registered under Reg. No. 333-86543 in connection with the merger of Daylight with and into Seagate Software pursuant to the Agreement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The registrant's certificate of incorporation and bylaws provide for indemnification of the registrant's directors, officers, employees and other agents to the maximum extent permitted by the Delaware law. In addition, the registrant has entered into indemnification agreements with its officers and directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits
                                                                          Notes
                                                                         -------
     2.1   Agreement and Plan of Reorganization, among Seagate              *
           Technology, Inc., Seagate Daylight Merger Corp. and
           Seagate Software, Inc.
     4.1   Indenture, dated as of March 1, 1997 (the "Indenture"),         **
           between Seagate Technology, Inc. and First Trust of
           California, National Association as Trustee.
     4.2   Officers' Certificate pursuant to Section 301 of the            **
           Indenture, without Exhibits, establishing the terms of
           Seagate Technology's senior notes and senior debentures.
     4.3   Form of Senior Note.                                            **
     4.4   Form of Series Debenture.                                       **
     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the securities being registered.
     8.1   Tax opinion of Ernst & Young LLP.                                *
     8.2   Tax opinion of Wilson Sonsini Goodrich & Rosati,                 *
           Professional Corporation
     23.1  Consent of Ernst & Young LLP, Independent Auditors
     23.2  Consent of Ernst & Young LLP, Independent Auditors
     23.3  Consent of Wilson Sonsini Goodrich & Rosati (included in
           Exhibit 5.1)
     23.4  Consent of Ernst & Young LLP (included in Exhibit 8.1)           *
     23.5  Consent of Wilson Sonsini Goodrich & Rosati (included in         *
           Exhibit 8.2)
     24.1  Power of Attorney (see page II-4)

_______________________
* Incorporated by reference to exhibits filed in response to Item 21, "Exhibits and Financial Statement Schedules," of the Registrant's Registration Statement on Form S-4 (Reg. No. 333-86543) as declared effective by the Securities and Exchange Commission on September 17, 1999.
** Incorporated by reference to exhibits filed in response to Item 7(b)
   "Financial Statements and Exhibits," of the Registrant's Current Report on Form 8-K dated March 4, 1997.

(b)  Schedules

     Schedule II--Valuation and Qualifying Accounts

ITEM 22.  UNDERTAKINGS

     (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement or any material change to such information in the Registration Statement set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove form registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable forms.

     (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, and otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final of such issue.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day after receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Seagate Software being acquired involved therein, that was not the subject of and included in the Registration Statement when it becomes effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 12th day of October 1999.

                                    SEAGATE TECHNOLOGY, INC.

                                    By: /s/ Stephen J. Luczo
                                       --------------------------------------
                                       Stephen J. Luczo
                                       Chief Executive Officer, President and a
                                       Director

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Stephen J. Luczo and Charles C. Pope, jointly and severally, his attorney-in-fact, each with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                     Title                             Date
----------------------------------------   ----------------------------------------      -----------------
     /s/ Stephen J. Luczo                  Chief Executive Officer, President and a      October 12, 1999
----------------------------------------   Director (Principal Executive Officer)
(Stephen J. Luczo)
     /s/ Charles C. Pope                   Executive Vice President and Chief            October 12, 1999
----------------------------------------   Financial Officer (Principal Financial
(Charles C. Pope)                          and Accounting Officer)

     /s/ Gary B. Filler                    Co-Chairman of the Board                      October 12, 1999
----------------------------------------
(Gary B. Filler)
     /s/ Lawrence Perlman                  Co-Chairman of the Board                      October 12, 1999
----------------------------------------
(Lawrence Perlman)
     /s/ Kenneth Haughton                  Director                                      October 12, 1999
----------------------------------------
(Kenneth Haughton)
     /s/ Robert A. Kleist                  Director                                      October 12, 1999
----------------------------------------
(Robert A. Kleist)
     /s/ Thomas P. Stafford                Director                                      October 12, 1999
----------------------------------------
(Thomas P. Stafford))
                                           Director                                      October __, 1999
----------------------------------------
(Laurel L. Wilkening)

                                 EXHIBIT INDEX

Number            Description                                                                   Notes
------            -----------                                                                 --------
     2.1          Agreement and Plan of Reorganization, among Seagate Technology, Inc.,             *
                  Seagate Daylight Merger Corp. and Seagate Software, Inc.
     4.1          Indenture, dated as of March 1, 1997 (the "Indenture"), between Seagate          **
                  Technology, Inc. and First Trust of California, National Association as
                  Trustee.
     4.2          Officers' Certificate pursuant to Section 301 of the Indenture, without          **
                  Exhibits, establishing the terms of Seagate Technology's senior notes and senior debentures.
     4.3          Form of Senior Note.                                                             **
     4.4          Form of Series Debenture.                                                        **
     5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
                  as to the legality of the securities being registered.
     8.1          Tax opinion of Ernst & Young LLP.                                                 *
     8.2          Tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation         *
     23.1         Consent of Ernst & Young LLP, Independent Auditors
     23.2         Consent of Ernst & Young LLP, Independent Auditors
     23.3         Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)
     23.4         Consent of Ernst & Young LLP (included in Exhibit 8.1)                            *
     23.5         Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 8.2)             *
     24.1         Power of Attorney (see page II-4)

_______________________
* Incorporated by reference to exhibits filed in response to Item 21, "Exhibits and Financial Statement Schedules," of the Registrant's Registration Statement on Form S-4 (Reg. No. 333-86543) as declared effective by the Securities and Exchange Commission on September 17, 1999.
** Incorporated by reference to exhibits filed in response to Item 7(b) "Financial Statements and Exhibits," of the Registrant's Current Report on Form 8-K dated March 4, 1997.